UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 William Street Paddington NSW 2021 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8069-2665

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On March 3, 2015, the Company confirmed with certain existing shareholders their agreement to purchase 20,743,400 shares of the Company’s common stock in a private placement at an aggregate price of $410,868.00 or $0.02 per share. The price represented a 25% premium to the then trading price of the Company’s common stock.

One of the purchasers in the private placement, Raymond Key and certain of his affiliates, also agreed with the Company to restructure certain outstanding convertible notes and other obligations of the Company due them which are currently overdue. Through a series of loans made since January 2014, the Company, inclusive of accrued but unpaid interest, is indebted to Mr. Key and his affiliates in the amount of Aus$523,562.19 as of March 13, 2015. Mr. Key has agreed to convert all of the outstanding principal and accrued interest into a single Convertible Note in the principal amount of Aus$523,562.19. Interest will accrue on the note at the rate of 18% per annum and will be paid monthly beginning April 6, 2015. The outstanding principal, together with accrued interest, will be paid in thirteen monthly installments commencing April 30, 2016, and concluding April 30, 2017. The principal and accrued interest are convertible at any time into shares of common stock of the Company at a conversion price of five cents ($0.05) per share which equals a 213% premium to the share price at the time the parties agreed to enter into this agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In May and June 2014 the Company borrowed an aggregate of $145,600 from KBM Worldwide pursuant to two Convertible Promissory Notes, each in the original principal amount of $72,800. The Notes were convertible into shares of the common stock of the Company at a price equal to 65% of the “market price,” as defined in the Notes, of the common stock of the Company from time to time. Due to the Company’s failure to timely repay the Notes, KBM elected to convert the Notes into common stock and, presumably, sold nearly all of the shares it received. To prevent further conversions and the resulting sale of its shares, on February 18, 2015, the Company paid $62,500 to KBM Worldwide in complete satisfaction of the Notes, which then had a balance of $52,800.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Convertible Note Agreement between the Company and affiliates of Raymond Key

10.2	Form of Subscription Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: March 19, 2015	By:	/s/ Brendan Macpherson
Brendan Macpherson Chief Executive Officer